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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the inclusion of our report dated 29 March 1996 on the consolidated financial statements of CTV Pty Limited included in or made a part of UIH Asia/Pacific Communications, Inc.'s Form S-1 registration statement.


                                    ARTHUR ANDERSEN

Sydney, Australia,
15 November 1996